Exhibit 10.3

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Agreement”) is made and entered into this 30  day of May, 2007 by and among Transportation Planning Group, Inc., d.b.a. Crain & Associates, a California corporation (“Crain”), Abbas Mohaddes, an individual (“Mohaddes”) and Iteris, Inc, a Delaware corporation (“Iteris”).  Crain, Mohaddes and Iteris are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”

WHEREAS, Mohaddes is concurrently entering into that certain Agreement for Sale and Purchase of Stock (“Stock Purchase Agreement”) with KOA Corporation, d.b.a. Katz, Okitsu & Associates (the “Buyer”) to facilitate the sale (the “Sale”) of Mohaddes’ interest in Crain to the Buyer;

WHEREAS, in order to facilitate the Sale, the Parties hereto desire to terminate that certain Joint Development Agreement dated October 18, 2006 among the Parties (the “JDA”) conditioned on and effective immediately prior to the closing of the Sale.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants, and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Termination.  The Parties agree that the JDA shall be terminated effective immediately prior to the closing of the Sale, and that neither Party shall have any further obligations to the other party under the JDA except (i) as set forth in Section 4 of the JDA, which shall survive the termination of the JDA; and (ii) Iteris’ right to the bonus as set forth in Section 2 below.  Without limiting the foregoing, the Parties expressly agree that the non-competition and non-solicitation obligations set forth in JDA shall be terminated effective immediately prior to the closing of the Sale.  The Parties further agree that neither party shall have any further obligations or rights under that certain Confidentiality Agreement dated October 6, 2005 between Crain and Iteris, which was previously extended pursuant to the terms of the JDA.  Mohaddes acknowledges that he has notified the Buyer that the JDA has been terminated in accordance with this Agreement.

2.             Payment Status; Change in Control Payment.  The Parties agree that no further amounts are due and payable by Iteris under the JDA.  At the closing of the Sale, Mohaddes agrees to remit to Iteris $[5,000] as payment of the bonus set forth in Section 2.4 of the JDA in full satisfaction of any bonus provisions set forth in the JDA.

3.             Waiver of Right of First Refusal.  Provided that the Sale is consummated substantially in accordance with the terms of the last version of the Stock Purchase Agreement provided to Iteris, Iteris hereby declines its right of first refusal in connection with the Sale and waives its right to prior notice of the same so that the Sale may be consummated with the Buyer within 120 days after the date hereof.

4.             General Provisions.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.  This Agreement constitutes the entire agreement among the parties with regard to the subject matter of this Agreement.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties.  This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.  The terms of this Agreement shall be governed by the laws of the State of California applicable to agreements entered into, to be wholly performed in and among residents exclusively of California.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

ITERIS, INC.,
a Delaware corporation

By:	/s/ James Miele
James Miele,
Chief Financial Officer

TRANSPORTATION PLANNING GROUP, INC.,
d.b.a. Crain & Associates, a California corporation

By:	/s/ Abbas Mohaddes
Abbas Mohaddes,
Chief Executive Officer

/s/ Abbas Mohaddes
ABBAS MOHADDES

[SIGNATURE PAGE TO TERMINATION AGREEMENT]